                           MORGAN STANLEY SERIES FUNDS
                                522 Fifth Avenue
                               New York, NY 10036

                                                              November 29, 2007

Morgan Stanley Distributors Inc.
522 Fifth Avenue
New York, NY 10036

          Re: Morgan Stanley Commodities Alpha Fund

Dear Sirs:

The Distribution Agreement made as of July 28, 1997, and amended as of June 22,
1998, July 31, 2006 and November 1, 2007, between you and various open-end investment companies for which Morgan Stanley Investment Advisors Inc. acts as investment adviser (the "Agreement") provides that if at any time another such investment company, such as the undersigned fund (the "Fund"), or a portfolio of such investment company (a "Portfolio") desires to appoint you to serve as its principal underwriter and distributor under the Agreement, it shall notify you in writing, and further provides that if you are willing to serve as the Fund's or Portfolios' principal underwriter and distributor under the Agreement, you shall notify the Fund in writing, whereupon such Fund and/or Portfolio shall be added to Schedule A of the Agreement and shall become subject to the Agreement.

This Fund hereby informs you that it desires to retain you as its principal underwriter and distributor for the Portfolios indicated above under the
Agreement.

                      Very truly yours,
                      MORGAN STANLEY SERIES FUNDS,
                      on behalf of
                      Morgan Stanley Commodities Alpha Fund

                      By: /s/ Dennis F. Shea
                          ------------------------------------
                      Name: Dennis F. Shea
                      Title: Vice President

Morgan Stanley Distributors Inc. hereby notifies Morgan Stanley Series Funds of its willingness to serve as the Portfolios' principal underwriter and distributor under the Agreement.

MORGAN STANLEY DISTRIBUTORS INC.

By: /s/ Michael P. Kiley
    ----------------------------------
Name: Michael P. Kiley
Title: President and Chief Executive Officer

                             DISTRIBUTION AGREEMENT

                              MORGAN STANLEY FUNDS
                                       and
                        MORGAN STANLEY DISTRIBUTORS INC.

AGREEMENT made as of the 28th day of July, 1997, as amended June 22, 1998, July
31, 2006 and November 1, 2007, by and among each open-end investment company, on behalf of itself and any series or classes of shares thereof, for which Morgan
Stanley Investment Advisors Inc. acts as investment manager, as listed on
Schedule A attached hereto, as may be amended from time to time (each, a "Fund"
and collectively, the "Funds"), and Morgan Stanley Distributors Inc., a Delaware
corporation (the "Distributor").

                              W I T N E S S E T H:

WHEREAS, each Fund is registered as an open-end investment company under the
Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act");

WHEREAS, it is in the interest of each Fund to offer its shares for sale continuously; and

WHEREAS, each Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of each Fund's transferable shares, of $0.01 par value (the "Shares"), in order to promote the growth of each Fund and facilitate the distribution of its Shares.

NOW, THEREFORE, the parties agree as follows:

SECTION 1.        Appointment of the Distributor.

         (a) Each Fund hereby appoints the Distributor as its principal underwriter and distributor to sell Shares of the Fund to the public on the terms set forth in this Agreement and the Fund's then current prospectus, and the Distributor hereby accepts such appointment, subject to the terms of this
Agreement. Each Fund, during the term of this Agreement, shall sell Shares to the Distributor upon the terms and conditions set forth herein.

         (b) The Distributor agrees to purchase Shares, as principal for its own account, from each Fund and to sell Shares as principal to investors and securities dealers, including Morgan Stanley & Co. Incorporated ("MS&Co."), an affiliate of the Distributor, upon the terms described herein and in that Fund's prospectus (the "Prospectus") and statement of additional information (the
"Statement of Additional Information") included in the Fund's registration statement (the "Registration Statement") most recently filed with the Securities and Exchange Commission (the "SEC") and effective under the 1933 Act and the
1940 Act or as the Prospectus may be otherwise amended or supplemented and filed with the SEC pursuant to Rule 497 under the 1933 Act.

SECTION 2. Exclusive Nature of Duties. The Distributor shall be the exclusive principal underwriter and distributor of each Fund, except that the exclusive rights granted to the Distributor to sell the Shares shall not apply to Shares issued by each Fund: (i) in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the

outstanding shares of any such company by the Fund; (ii) pursuant to reinvestment of dividends or capital gains distributions; or (iii) pursuant to the reinstatement privilege afforded redeeming shareholders.

SECTION 3.         Purchase of Shares from each Fund.

         (a) The Shares of each Fund are offered in one or more classes (each, a
"Class"), as described in each Fund's Prospectus, as amended or supplemented from time to time.

         (b) The Distributor shall have the right to buy from each Fund the
Shares of the particular class needed, but not more than the Shares needed
(except for clerical errors in transmission), to fill unconditional orders for
Shares of the applicable class placed with the Distributor by investors or securities dealers. The price which the Distributor shall pay for the Shares so purchased from the Fund shall be the net asset value, determined as set forth in the Prospectus, used in determining the public offering price on which such orders were based.

         (c) The Shares are to be resold by the Distributor at the public offering price of Shares of the applicable class as set forth in the Prospectus, to investors or to securities dealers, including DWR, who have entered into selected dealer agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof ("Selected Dealers").

         (d) Each Fund shall have the right to suspend the sale of the Shares at times when redemption is suspended pursuant to the conditions set forth in
Section 4(f) hereof. Each Fund shall also have the right to suspend the sale of the Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by federal or New York authorities, or if there shall have been some other extraordinary event which, in the judgment of a Fund, makes it impracticable to sell its Shares.

         (e) Each Fund, or any agent of a Fund designated in writing by the
Fund, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by a Fund; provided, however, that a
Fund will not arbitrarily or without reasonable cause refuse to accept orders for the purchase of Shares. The Distributor will confirm orders upon their receipt, and each Fund (or its agent) upon receipt of payment therefor and instructions will deliver share certificates for such Shares or a statement confirming the issuance of Shares. Payment shall be made to the Fund in New York
Clearing House funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

         (f) With respect to Shares sold by any Selected Dealer, the Distributor is authorized to direct each Fund's transfer agent to receive instructions directly from the Selected Dealer on behalf of the Distributor as to registration of Shares in the names of investors and to confirm issuance of the
Shares to such investors. The Distributor is also authorized to instruct the transfer agent to receive payment directly from the Selected Dealer on behalf of the Distributor, for prompt transmittal to each Fund's custodian, of the purchase price of the Shares. In such event the Distributor shall obtain from the Selected Dealer and maintain a record of such registration instructions and payments.

SECTION 4.        Repurchase or Redemption of Shares.

         (a) Any of the outstanding Shares of a Fund may be tendered for redemption at any time, and each Fund agrees to redeem its Shares so tendered in accordance with the applicable provisions set forth in its Prospectus. The price to be paid to redeem the Shares shall be equal to

the net asset value determined as set forth in the Prospectus less any applicable contingent deferred sales charge ("CDSC"). Upon any redemption of
Shares the Fund shall pay the total amount of the redemption price in New York
Clearing House funds in accordance with applicable provisions of the Fund's
Prospectus.

         (b) The redemption by a Fund of any of its Class A Shares purchased by or through the Distributor will not affect the applicable front-end sales charge secured by the Distributor or any Selected Dealer in the course of the original sale, except that if any Class A Shares are tendered for redemption within seven business days after the date of the confirmation of the original purchase, the right to the applicable front-end sales charge shall be forfeited by the
Distributor and the Selected Dealer which sold such Shares.

         (c) The proceeds of any redemption of Shares shall be paid by each Fund as follows: (i) any applicable CDSC shall be paid to the Distributor or to the
Selected Dealer, or, when applicable, pursuant to Financial Industry Regulatory
Authority ("FINRA") rules and regulations, retained by the Fund and (ii) the balance shall be paid to the redeeming shareholders, in each case in accordance with applicable provisions of its Prospectus in New York Clearing House funds.
The Distributor is authorized to direct a Fund to pay directly to the Selected
Dealer any CDSC payable by a Fund to the Distributor in respect of Shares sold by the Selected Dealer to the redeeming shareholders.

         (d) The Distributor is authorized, as agent for the Fund, to repurchase
Shares, represented by a share certificate which is delivered to any office of the Distributor in accordance with applicable provisions set forth in each
Fund's Prospectus. The Distributor shall promptly transmit to the transfer agent of the Fund for redemption all Shares so delivered. The Distributor shall be responsible for the accuracy of instructions transmitted to the Fund's transfer agent in connection with all such repurchases.

         (e) The Distributor is authorized, as agent for each Fund, to repurchase Shares held in a shareholder's account with a Fund for which no share certificate has been issued, upon the telephonic request of the shareholders, or at the discretion of the Distributor. The Distributor shall promptly transmit to the transfer agent of the Fund, for redemption, all such orders for repurchase of Shares. Payment for Shares repurchased may be made by a Fund to the
Distributor for the account of the shareholder. The Distributor shall be responsible for the accuracy of instructions transmitted to the Fund's transfer agent in connection with all such repurchases.

         (f) Redemption of its Shares or payment by a Fund may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by a Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for a Fund fairly to determine the value of its net assets, or during any other period when the SEC, by order, so permits.

         (g) With respect to its Shares tendered for redemption or repurchase by any Selected Dealer on behalf of its customers, the Distributor is authorized to instruct the transfer agent of a Fund to accept orders for redemption or repurchase directly from the Selected Dealer on behalf of the Distributor and to instruct the Fund to transmit payments for such redemptions and repurchases directly to the Selected Dealer on behalf of the Distributor for the account of the shareholder. The Distributor shall obtain from the Selected Dealer, and shall maintain, a record of such orders. The Distributor is further authorized to obtain from the Fund, and shall maintain, a record of payment made directly to the Selected Dealer on behalf of the Distributor.

SECTION 5.        Duties of the Fund.

         (a) Each Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of its Shares, including one certified copy, upon request by the Distributor, of all financial statements prepared by the Fund and examined by independent accountants. Each
Fund shall, at the expense of the Distributor, make available to the Distributor such number of copies of its Prospectus as the Distributor shall reasonably request.

         (b) Each Fund shall take, from time to time, but subject to the necessary approval of its shareholders, all necessary action to fix the number of its authorized Shares and to register Shares under the 1933 Act, to the end that there will be available for sale such number of Shares as investors may reasonably be expected to purchase.

         (c) Each Fund shall use its best efforts to pay the filing fees for an appropriate number of its Shares to be sold under the securities laws of such states as the Distributor and the Fund may approve. Any qualification to sell its Shares in a state may be withheld, terminated or withdrawn by a Fund at any time in its discretion. As provided in Section 8(c) hereof, such filing fees shall be paid by the Fund. The Distributor shall furnish any information and other material relating to its affairs and activities as may be required by a
Fund in connection with the sale of its Shares in any state.

         (d) Each Fund shall, at the expense of the Distributor, furnish, in reasonable quantities upon request by the Distributor, copies of its annual and interim reports.

SECTION 6.        Duties of the Distributor.

         (a) The Distributor shall sell Shares of each Fund through MS&Co. and may sell Shares through other securities dealers and its own Financial Advisors, and shall devote reasonable time and effort to promote sales of the Shares, but shall not be obligated to sell any specific number of Shares. The services of the Distributor hereunder are not exclusive and it is understood that the
Distributor may act as principal underwriter for other registered investment companies, so long as the performance of its obligations hereunder is not impaired thereby. It is also understood that Selected Dealers, including MS&Co., may also sell shares for other registered investment companies.

         (b) Neither the Distributor nor any Selected Dealer shall give any information or make any representations, other than those contained in the
Registration Statement or related Prospectus and any sales literature specifically approved by the appropriate Fund.

         (c) The Distributor agrees that it will at all times comply with all applicable federal and state laws, rules and regulations applicable to the sale of Shares and shall comply with all applicable rules and regulations of FINRA and the SEC.

SECTION 7.        Selected Dealers Agreements.

         (a) The Distributor shall have the right to enter into selected dealer agreements with Selected Dealers for the sale of Shares. In making agreements with Selected Dealers, the Distributor shall act only as principal and not as agent for a Fund. Shares sold to Selected Dealers shall be for resale by such dealers only at the public offering price set forth in the Prospectus. With respect to Class A Shares, in such agreement, the Distributor shall have the right to fix the

portion of the applicable front-end sales charge which may be allocated to the
Selected Dealers.

         (b) Within the United States, the Distributor shall offer and sell
Shares only to Selected Dealers that are members in good standing of FINRA.

         (c) The Distributor shall adopt and follow procedures, as approved by each Fund, for the confirmation of sales of its Shares to investors and Selected
Dealers, the collection of amounts payable by investors and Selected Dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of FINRA, as such requirements may from time to time exist.

SECTION 8.        Payment of Expenses.

         (a) Each Fund shall bear all costs and expenses of the Fund, including fees and disbursements of legal counsel, including counsel to the
Directors/Trustees of each Fund who are not interested persons (as defined in the 1940 Act) of the Fund or the Distributor, and independent accountants, in connection with the preparation and filing of any required Registration
Statements and Prospectuses and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise distributing Prospectuses and Statements of Additional Information, annual or interim reports or proxy materials to shareholders.

         (b) The Distributor shall bear all expenses incurred by it in connection with its duties and activities under this Agreement including the payment to Selected Dealers of any sales commissions, service fees and other expenses for sales of a Fund's Shares (except such expenses as are specifically undertaken herein by a Fund) incurred or paid by Selected Dealers, including
MS&Co.. The Distributor shall bear the costs and expenses of preparing, printing and distributing any supplementary sales literature used by the Distributor or furnished by it for use by Selected Dealers in connection with the offering of the Shares for sale. Any expenses of advertising incurred in connection with such offering will also be the obligation of the Distributor. It is understood and agreed that, so long as a Fund's Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan") continues in effect, any expenses incurred by the Distributor hereunder may be paid in accordance with the terms of such Rule 12b-1 Plan.

         (c) Each Fund shall pay the filing fees, and, if necessary or advisable in connection therewith, bear the cost and expense of qualifying the Shares of each Fund for sale in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 5(c)
hereof and the cost and expenses payable to each such state or other jurisdiction for the continuing qualification of such Shares therein until the
Fund decides to discontinue offering its Shares in such state or jurisdiction, pursuant to Section 5(c) hereof.

SECTION 9.        Indemnification.

         (a) Each Fund shall indemnify and hold harmless the Distributor and each of its directors or trustees, each of its officers, and each person, if any, who controls the Distributor, within the meaning of Section 15 of the 1933
Act, against any loss, liability, claim, damage or expense (or actions in respect thereof) (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, which may be based upon the 1933 Act, or on any other statute or at common law, on the ground that the Registration Statement or related Prospectus and Statement of Additional Information, as from time to time amended and supplemented, or the annual or interim reports to shareholders of a Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of a Fund in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to a Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; or (ii) is a Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the
Distributor or any such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the
Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Each Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense, of any such suit brought to enforce any such liability, but if a Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the
Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them.
Each Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or
Directors/Trustees in connection with the issuance or sale of the Shares.

         (b) (i) The Distributor shall indemnify and hold harmless each Fund and each of its Directors/Trustees and officers and each person, if any, who controls the Fund, within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damage, or expense (or actions in respect thereof)
described in the indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to a Fund in writing by or on behalf of the
Distributor for use in connection with the Registration Statement or related
Prospectus and Statement of Additional Information, as from time to time amended, or the annual or interim reports to shareholders.

(ii) The Distributor shall indemnify and hold harmless each Fund and each Fund's transfer agent, individually and in its capacity as the Fund's transfer agent, from and against any claims, damages and liabilities which arise as a result of actions taken pursuant to instructions from, or on behalf of, the Distributor to: (1) redeem all or a part of shareholder accounts in the Fund pursuant to
Section 4(g) hereof and pay the proceeds to, or as directed by, the Distributor for the account of each shareholder whose Shares are so redeemed; and (2)
register Shares in the names of investors, confirm the issuance thereof and receive payment therefor pursuant to Section 3(e) hereof.

(iii) In case any action shall be brought against a Fund or any person so indemnified by this Section 9(b) in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to a Fund, and the Fund and each person so indemnified

shall have the rights and duties given to the Distributor, by the provisions of subsection (a) of this Section 9.

         (c) If the indemnification provided for in this Section 9 is unavailable or insufficient to indemnify and hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by a Fund on the one hand and the
Distributor on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of a Fund on the one hand and the Distributor on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by a Fund on the one hand and the Distributor on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund bear to the total compensation received by the
Distributor, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a Fund or the
Distributor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Fund and the Distributor agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof)
referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection
(c), the Distributor shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed by it to the public were offered to the public exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 10.       Duration and Termination of this Agreement.

         (a) This Agreement shall remain in force until April 30, 1999, and shall continue in force thereafter, but only so long as such continuance is specifically approved at least annually by (i) either the Board of
Directors/Trustees of each Fund or by the vote of a majority of the outstanding voting securities of each Fund, cast in person or by proxy, and (ii) a majority of those Directors/Trustees who are not parties to this Agreement, or interested persons of any such party, and who have no direct or indirect financial interest in this Agreement or in the operation of the Fund's Rule 12b-1 Plan or in any agreement related thereto, cast in person at a meeting called for the purpose of voting upon such approval.

         (b) This Agreement may be terminated at any time, without the payment of any penalty, by (i) the Board of Directors/Trustees

of a Fund, (ii) a majority of the Directors/Trustees of a Fund who are not interested persons of the Fund and who have no direct or indirect financial interest in this Agreement, (iii) the vote of a majority of the outstanding voting securities of each Fund, cast in person or by proxy, or (iv) the
Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

         (c) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

SECTION 11. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) either the Board of Directors/Trustees of each Fund or by the vote of a majority of the outstanding voting securities of each Fund, cast in person or by proxy, and (ii)
a majority of those Directors/Trustees of a Fund who are not parties to this
Agreement, or interested persons of any such party, and who have no direct or indirect financial interest in this Agreement or in the operation of the Fund's
Rule 12b-1 Plan or in any agreement related thereto, cast in person at a meeting called for the purpose of voting on such approval.

SECTION 12. Additional Funds. If, at any time, another Fund desires to appoint the Distributor as its principal underwriter and distributor under this
Agreement, it shall notify the Distributor in writing. If the Distributor is willing to serve as the Fund's principal underwriter and distributor under this
Agreement, it shall notify the Fund in writing, whereupon such other Fund shall become a Fund hereunder.

SECTION 13. Governing Law. This Agreement shall be governed by, and its terms and provisions construed in accordance with, the laws of the State of New York, without reference to the conflict of laws principles thereof.

SECTION 14. Personal Liability. With respect to any Fund that is organized as an unincorporated business trust under the laws of the Commonwealth of
Massachusetts, its Declaration of the Trust (each, a "Declaration") is on file in the office of the Secretary of the Commonwealth of Massachusetts. Each
Declaration provides that the name of the Fund refers to the Trustees under the
Declaration collectively as Trustees, but not as individuals or personally; and
no Trustee, shareholder, officer, employee or agent of any such Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of any Fund, but the trust estate only shall be liable.

                  [remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement, as amended, on November 1, 2007.

ON BEHALF OF THE FUNDS SET FORTH ON
SCHEDULE A, ATTACHED HERETO

By:      /s/ Ronald E. Robison
    ----------------------------------------------------------

Name:      Ronald E. Robison
      --------------------------------------------------------

As:           President and Principal Executive Officer
    ----------------------------------------------------------
                                  (insert title)
         of each Fund listed on, or referenced in,
         Exhibit A hereto, on behalf of each such Fund

MORGAN STANLEY DISTRIBUTORS INC.

By:      /s/ Michael P. Kiley
     ---------------------------------------------------------

Name:      Michael P. Kiley
      --------------------------------------------------------

Title:        President and Chief Executive Officer
      --------------------------------------------------------

                              MORGAN STANLEY FUNDS
                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A
                       (EFFECTIVE AS OF NOVEMBER 29, 2007)

Morgan Stanley Allocator Fund
Morgan Stanley Balanced Fund
Morgan Stanley California Tax-Free Income Fund
Morgan Stanley Capital Opportunities Trust
Morgan Stanley Convertible Securities Trust
Morgan Stanley Developing Growth Securities Trust
Morgan Stanley Dividend Growth Securities Inc.
Morgan Stanley Equally-Weighted S&P 500 Fund
Morgan Stanley European Equity Fund Inc.
Morgan Stanley Financial Services Trust
Morgan Stanley Flexible Income Trust
Morgan Stanley Focus Growth Fund
Morgan Stanley Fundamental Value Fund
Morgan Stanley FX Series Fund
         -Morgan Stanley FX Alpha Strategy Portfolio
         -Morgan Stanley FX Alpha Plus Strategy Portfolio
Morgan Stanley Global Dividend Growth Securities
Morgan Stanley Health Sciences Trust
Morgan Stanley High Yield Securities Inc.
Morgan Stanley Income Trust
Morgan Stanley Institutional Strategies Fund
Morgan Stanley International Fund
Morgan Stanley International SmallCap Fund
Morgan Stanley International Value Equity Fund
Morgan Stanley Japan Fund
Morgan Stanley Limited Duration Fund
Morgan Stanley Limited Duration U.S. Government Trust
Morgan Stanley Limited Term Municipal Trust
Morgan Stanley Mid-Cap Value Fund
Morgan Stanley Mortgage Securities Trust
Morgan Stanley Multi-Asset Class Fund
Morgan Stanley Nasdaq-100 Index Fund
Morgan Stanley Natural Resource Development Securities Inc.
Morgan Stanley New York Tax-Free Income Fund
Morgan Stanley Pacific Growth Fund Inc.
Morgan Stanley Real Estate Fund
Morgan Stanley Series Funds
         -Morgan Stanley Commodities Alpha Fund
         -Morgan Stanley Commodities Alpha Fund (Cayman) Ltd.
         -Morgan Stanley Diversified Large Cap Equity Fund
         -Morgan Stanley Diversified International Equity Fund
Morgan Stanley Small-Mid Special Value Fund
Morgan Stanley Special Growth Fund
Morgan Stanley Special Value Fund
Morgan Stanley S&P 500 Index Fund

Morgan Stanley Strategist Fund
Morgan Stanley Tax-Exempt Securities Trust
Morgan Stanley Technology Fund
Morgan Stanley Total Market Index Fund
Morgan Stanley U.S. Government Securities Trust
Morgan Stanley Utilities Fund
Morgan Stanley Value Fund